EXHIBIT 11

                CONSENT OF DELOITTE & TOUCHE LLP

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CONSENT OF INDEPENDENT AUDITORS


Fund for Government Investors



We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 2-52552 of our report dated January 24, 1997 appearing in the Annual Report of Fund for Government Investors for the year ended December 31, 1996 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which are also a part of such Registration Statement.




/s/ DELOITTE & TOUCHE  LLP

Washington, D.C.
April 25, 1997